Exhibit 99.1

News Release
Blackboard Inc. Reports Third Quarter Revenue of $120.8 Million
- Revenue Increases 23 Percent Year-Over-Year -
- Company Raises Revenue, Non-GAAP Earnings and Cash Flow Guidance -
Washington, DC — November 3, 2010 — Blackboard Inc. (NASDAQ: BBBB) today announced financial results for the third quarter ended September 30, 2010 and updated guidance for the fourth quarter and the full year of 2010.
Total revenue for the quarter ended September 30, 2010 was $120.8 million, an increase of 23 percent over the third quarter of 2009. Product revenues for the quarter were $112.3 million, an increase of 28 percent over the third quarter of 2009, while professional services revenues for the quarter were $8.5 million, a decrease of 19 percent over the third quarter of 2009.
GAAP net income was $5.7 million, resulting in net income per diluted share of $0.16 for the third quarter of 2010 compared to net income of $4.3 million and net income per diluted share of $0.13 for the third quarter of 2009. Non-GAAP adjusted net income for the third quarter of 2010, which excludes the amortization of acquisition-related intangible assets, stock-based compensation expense, and non-cash interest expense, all net of taxes, was $15.6 million, resulting in non-GAAP adjusted net income per diluted share of $0.45 compared to non-GAAP adjusted net income of $13.3 million and non-GAAP adjusted net income per diluted share of $0.40 for the third quarter of 2009.
“We are pleased with our results in the third quarter. Our renewal rates were once again strong during our peak renewal quarter, emphasizing the unmatched value we provide to our clients, and that we remain a core part of their learning infrastructure,” said Michael Chasen, CEO and President of Blackboard Inc. “During the quarter, we experienced solid demand across our solutions with particular interest in our new Blackboard Mobile™ Learn offering, as well as continued success with Blackboard Managed Hosting. Additionally, the integration of both Elluminate and Wimba continues to track along very well under our new Blackboard Collaborate banner. We have successfully rolled out our initial product roadmap to the client community and received a very positive reception from the client community.”
Additional Financial Highlights from the Third Quarter of 2010
•	Deferred revenue was $236.7 million as of September 30, 2010, an increase of 14 percent compared to September 30, 2009.

•	Total cash flow from operations was $68.0 million for the third quarter of 2010.

•	Total free cash flow (cash flow from operations less purchases of property and equipment) was $64.5 million for the third quarter of 2010.

•	Cash and cash equivalents were $86.4 million as of September 30, 2010.
“Financial results were solid across the business in the third quarter,” said John Kinzer, CFO of Blackboard Inc. “Based on the ongoing strength of our business and improvements in invoicing and cash collections, we are raising our expectations for free cash flow for the full year.”

Highlights from the Third Quarter of 2010
•	A few of Blackboard’s new and expanded client relationships in the quarter included:
•	U.S. Higher Education: Albany State University, Bowie State University, The Citadel, Florida State University, Georgia Institute of Technology, Georgia Virtual and Technical College, Greenville Technical College, Hillsborough Community College, Merrimack College, San Jacinto Community College District, South Texas College, Tufts University, University of Tennessee-Knoxville, University of Texas at Tyler and others.

•	International: Instituto Profesional DUOC, Rijks Universiteit Groningen, Royal Melbourne Institute of Technology, Southern Denmark University, TU Delft, Universdad de Los Andes, Universidade Cruzeiro do Sul and others.

•	K-12: Ascension Parish Public Schools (LA), Bridges Canada (Ontario, Canada), Clay County Public Schools (FL), Delaware Department of Education (DE), Fairmont Schools (CA), Hawaii Department of Education (HI), Metro Nashville Public Schools (TN), Muscogee County School District (GA), Orange County Superintendent of Schools (CA), Randolph Township School District (NJ), Rutherford County School District (NC), Union Public Schools (OK) and others.

•	Professional Education (ProEd): Alta — Westwood College, Astoria University, Defense Institute of Security Assistance Management, FBI Academy, Marine Corps Institute, Naval War College, School of Visual Arts and others.
•	Blackboard acquired both Elluminate, Inc. and Wimba, Inc., two of the leading providers of synchronous learning and collaboration technology to the education markets. The newly combined businesses have been integrated under the Blackboard Collaborate™ brand.

•	Blackboard and McGraw-Hill Higher Education, a unit of The McGraw-Hill Companies (NYSE: MHP), formed a business partnership to introduce a new, best of class learning management offering that joins McGraw-Hill’s media-rich content, assessment engines, and industry leading adaptive learning tools with the latest capabilities of Blackboard’s Web-based teaching and learning platform, Blackboard Learn™.

•	Blackboard and Barnes & Noble Inc. (NYSE: BKS), the world’s largest bookseller and leading operator of college bookstores, introduced a partnership that aims to make it easier for millions of higher education students to access and use interactive e-textbooks as part of their online course experience.

•	Blackboard and Follett Higher Education Group launched a partnership to give students the ability to purchase and use digital textbooks directly in the Blackboard Learn platform with a free integration that brings interactive texts into the course experience.
Outlook for the Fourth Quarter and Full Year of 2010
Fourth Quarter of 2010:
•	Revenue of $114.8 million to $118.8 million;

•	Amortization of acquired intangibles of approximately $10.2 million;

•	Stock-based compensation expense of approximately $5.5 million;

•	GAAP net income of $200,000 to $1.7 million;

•	GAAP net income per diluted share of $0.01 to $0.05, which is based on an estimated 35.2 million diluted shares and an estimated effective tax rate of approximately 30.0 percent;

•	Non-GAAP adjusted net income of $10.7 to $12.3 million, which excludes the amortization of acquisition-related intangible assets, stock-based compensation expense, and non-cash interest expense, all net of taxes; and

•	Non-GAAP adjusted net income per diluted share of $0.31 to $0.35 based on an estimated 35.2 million diluted shares and an estimated effective tax rate of approximately 37.0 percent.
Full Year 2010:
•	Revenue of $444.4 to $448.4 million;

•	Amortization of acquired intangibles of approximately $38.3 million;

•	Stock-based compensation expense of approximately $20.4 million;

•	GAAP net income of $15.3 to $16.9 million,

•	GAAP net income per diluted share of $0.44 to $0.48, which is based on an estimated 34.8 million diluted shares and an estimated effective tax rate of approximately 30.0 percent;

•	Non-GAAP adjusted net income of $54.7 to $56.2 million, which excludes the amortization of acquisition-related intangible assets, stock-based compensation expense, and non-cash interest expense, all net of taxes;

•	Non-GAAP adjusted net income per diluted share of $1.57 to $1.61 based on an estimated 34.8 million diluted shares and an estimated effective tax rate of approximately 37.0 percent; and

•	Free cash flow from operations (cash flow from operations less purchases of property and equipment) of $80.0 to $90.0 million.
Conference Call
Blackboard will broadcast its third quarter conference call live over the Internet today beginning at 4:30 p.m. (Eastern). Interested parties can access the webcast through the Investor Relations section of the Company’s Web site at http://investor.blackboard.com.
A replay of the call will be available via telephone at approximately 7:00 p.m. (ET) on November 3, 2010. To listen to the replay, participants in the U.S. and Canada should dial 888-286-8010, and international participants should dial +1 (617) 801-6888. The conference ID for the replay is 46865053.

BLACKBOARD INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	December 31,	September 30,
	2009	2010
ASSETS
Current assets:
Cash and cash equivalents	$167,353	$86,425
Accounts receivable, net	69,098	137,069
Inventories	1,557	181
Prepaid expenses and other current assets	15,232	18,225
Deferred tax asset, current portion	2,692	1,090
Deferred cost of revenues	7,664	6,026

Total current assets	263,596	249,016

Deferred tax asset, noncurrent portion	18,188	17,999
Investment in common stock warrant	3,124	3,124
Restricted cash	3,923	4,801
Property and equipment, net	34,483	38,857
Other assets	1,453	2,178
Goodwill	328,858	429,798
Intangible assets, net	71,309	103,966

Total assets	$724,934	$849,739

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,360	$1,322
Accrued expenses	28,264	41,877
Deferred rent, current portion	1,021	462
Deferred tax liability, current portion	—	1,326
Deferred revenues, current portion	186,702	229,673
Convertible senior notes, net of debt discount	—	160,787

Total current liabilities	218,347	435,447

Convertible senior notes, net of debt discount	156,177	—
Deferred rent, noncurrent portion	11,507	12,487
Deferred tax liability, noncurrent portion	1,474	5,586
Deferred revenues, noncurrent portion	5,957	7,007
Stockholders’ equity:
Common stock, $0.01 par value	331	343
Additional paid-in capital	406,751	449,509
Accumulated other comprehensive loss	—	(159)
Accumulated deficit	(75,610)	(60,481)

Total stockholders’ equity	331,472	389,212

Total liabilities and stockholders’ equity	$724,934	$849,739

BLACKBOARD INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2009	2010	2009	2010
Revenues:
Product	$87,862	$112,307	$251,369	$303,511
Professional services	10,546	8,515	25,597	26,105

Total revenues	98,408	120,822	276,966	329,616
Operating expenses:
Cost of product revenues, excludes $2,480 and $2,348 for the three months ended September 30, 2009 and 2010, respectively, and $8,153 and $7,672 for the nine months ended September 30, 2009 and 2010, respectively, in amortization of acquired technology included in amortization of intangibles resulting from acquisitions shown below (1)	23,849	28,425	67,055	80,368
Cost of professional services revenues (1)	5,550	5,989	15,020	15,854
Research and development (1)	11,428	15,081	33,848	39,333
Sales and marketing (1)	24,670	32,563	74,008	85,808
General and administrative (1)	14,636	18,077	42,476	49,633
Patent related impairment and other costs	—	—	10,984	—
Amortization of intangibles resulting from acquisitions	9,282	9,677	25,728	28,014

Total operating expenses	89,415	109,812	269,119	299,010

Income from operations	8,993	11,010	7,847	30,606
Other expense, net:
Interest expense	(3,015)	(3,182)	(8,877)	(8,978)
Interest income	36	34	202	105
Other income (expense), net	300	361	1,103	(545)

Income before provision for income taxes	6,314	8,223	275	21,188
Provision for income taxes	(2,007)	(2,490)	(77)	(6,059)

Net income	$4,307	$5,733	$198	$15,129

Net income per common share:
Basic	$0.13	$0.17	$0.01	$0.45

Diluted	$0.13	$0.16	$0.01	$0.44

Weighted average number of common shares:
Basic	32,073,491	34,295,259	31,682,212	33,929,754

Diluted	33,045,337	34,790,856	32,466,179	34,660,010

(1) Includes the following amounts related to stock-based compensation:

Cost of product revenues	$347	$316	$923	$923
Cost of professional services revenues	138	179	398	476
Research and development	284	335	768	898
Sales and marketing	1,501	2,122	4,625	5,843
General and administrative	1,775	1,957	5,270	6,792

Reconciliation of GAAP net income before provision for income taxes to non-GAAP adjusted net income (2):

GAAP Net income before provision for income taxes	$6,314	$8,223	$275	$21,188
Add: Non-cash patent related impairment	—	—	7,447	—
Add: Amortization of intangibles resulting from acquisitions	9,282	9,677	25,728	28,014
Add: Stock-based compensation	4,045	4,909	11,984	14,932
Add: Non-cash interest expense	1,571	1,646	4,689	4,711
Adjusted provision for income taxes (3)	(7,892)	(8,902)	(19,463)	(24,884)

Non-GAAP adjusted net income	$13,320	$15,553	$30,660	$43,961

Non-GAAP adjusted net income per common share — diluted	$0.40	$0.45	$0.94	$1.27

Weighted average number of diluted common shares	33,045,337	34,790,856	32,466,179	34,660,010

(2)	Non-GAAP adjusted net income and non-GAAP adjusted net income per share are non-GAAP financial measures and have no standardized measurement prescribed by GAAP. Management believes that both measures provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations and since the Company has historically reported these non-GAAP results they provide an additional basis for comparisons to prior periods. The non-GAAP financial measures may not be comparable with similar non-GAAP financial measures used by other companies and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The Company provides the above reconciliation to the most directly comparable GAAP financial measure to allow investors to appropriately consider each non-GAAP financial measure.

(3)	Adjusted provision for income taxes is applied at an effective rate of approximately 37.2% and 36.4% for the three months ended September 30, 2009 and 2010, respectively, and approximately 38.8% and 36.1% for the nine months ended September 30, 2009 and 2010, respectively.

BLACKBOARD INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended
	September 30
	2009	2010
Cash flows from operating activities
Net income	$198	$15,129
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income tax benefit	(2,455)	3,355
Excess tax benefits from stock-based compensation	(763)	(2,751)
Amortization of debt discount and issuance costs	4,689	4,711
Depreciation and amortization	14,045	14,808
Amortization of intangibles resulting from acquisitions	25,728	28,014
Patent related impairment charge	7,447	—
Change in allowance for doubtful accounts	1,233	(712)
Stock-based compensation	11,984	14,932
Gain on investment in common stock warrant	(1,136)	—
Changes in operating assets and liabilities:
Accounts receivable	987	(57,036)
Inventories	(357)	1,375
Prepaid expenses and other current assets	(3,319)	(605)
Deferred cost of revenues	(483)	1,639
Accounts payable	2,885	(3,315)
Accrued expenses	8,780	9,591
Deferred rent	1,345	421
Deferred revenues	19,002	34,926

Net cash provided by operating activities	89,810	64,482

Cash flows from investing activities
Acquisitions, net of cash acquired	(91,784)	(155,069)
Purchases of property and equipment	(15,919)	(16,327)
Purchase of available-for-sale securities	(6,586)	—
Redemptions of available-for-sale securities	6,586	—
Payments for patent enforcement costs	(414)	—

Net cash used in investing activities	(108,117)	(171,396)

Cash flows from financing activities
Releases of letters of credit	110	61
Payments on letters of credit	—	(184)
Payment for debt issuance costs	—	(1,727)
Excess tax benefits from stock-based compensation	763	2,751
Proceeds from exercise of stock options	7,737	25,085

Net cash provided by financing activities	8,610	25,986

Net decrease in cash and cash equivalents	(9,697)	(80,928)
Cash and cash equivalents at beginning of period	141,746	167,353

Cash and cash equivalents at end of period	$132,049	$86,425

About Blackboard Inc.
Blackboard Inc. (NASDAQ: BBBB) is a global leader in enterprise technology and innovative solutions that improve the experience of millions of students and learners around the world every day. Blackboard’s solutions allow thousands of higher education, K-12, professional, corporate, and government organizations to extend teaching and learning online, facilitate campus commerce and security, and communicate more effectively with their communities. Founded in 1997, Blackboard is headquartered in Washington, D.C., with offices in North America, Europe, Asia and Australia.
Any statements in this press release about future expectations, plans and prospects for Blackboard and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the factors discussed in the “Risk Factors” section of our Form 10-Q filed on August 9, 2010 with the SEC. In addition, the forward-looking statements included in this press release represent the Company’s views as of November 3, 2010. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to November 3, 2010.
Use of Non-GAAP Financial Measures
This release includes information about the Company’s non-GAAP adjusted net income and non-GAAP adjusted net income per share, which are non-GAAP financial measures. Management believes that both measures, which exclude the amortization or impairment of intangible assets, stock-based compensation, and non-cash interest expense, provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations and aspects of current operating performance that can be effectively managed. Because the Company has historically reported these non-GAAP results to the investment community, management also believes the inclusion of these non-GAAP financial measures provides enhanced comparability in its financial reporting and facilitates investors’ understanding of the Company’s historic operating trends by providing an additional basis for comparisons to prior periods. In addition, the Company’s internal reporting, including information provided to the Company’s Audit Committee and Board of Directors, contains non-GAAP measures. The Company has also adopted internal compensation metrics that are determined on a basis that excludes amortization of acquired intangibles and the associated tax impact, and in 2010 also excludes stock-based compensation expense, non-cash patent related impairment charges, non-cash interest expense and other items as determined by the Board of Directors.
A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable with similar non-GAAP financial measures used by other companies. The Company compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure which investors can use to appropriately consider each financial measure determined under GAAP as well as on the adjusted non-GAAP basis. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition to the information contained in this release, investors should also review information contained in the Company’s Form 10-Q dated August 9, 2010, as well as other filings with the Securities and Exchange Commission when assessing the Company’s financial condition and results of operations.
Contacts:
For Financial Media and Investors:
Michael J. Stanton
Senior Vice President, Investor Relations
Blackboard Inc.
+1 (202) 463-4860 ext. 2305
Staci Strauss Mortenson
Senior Vice President
ICR
+1 (203) 682-8273
For Education & General Media:
Matthew Maurer
Director, Public Relations
+1 (202) 463-4860 ext. 2637
matthew.maurer@blackboard.com
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